news release
Contact:  Domenick Cama ISBC
(973) 924-5105
dcama@myinvestorsbank.com

Investors Bancorp and Roma Financial Corporation Announce Merger Agreement

Short Hills, N.J. – (PR NEWSWIRE) – December 19, 2012 - Investors Bancorp, Inc. (NASDAQ:ISBC) (“Company”), the holding company for Investors Bank, and Roma Financial Corporation (NASDAQ:ROMA), the federally-chartered holding company for Roma Bank, today jointly announced the signing of a definitive merger agreement. Roma Financial Corporation, MHC (Roma MHC), a federally chartered mutual holding company, owns approximately 74.5% of Roma Financial Corporation. As of September 30, 2012, Roma Financial Corporation operated 26 branches in Burlington, Ocean, Mercer, Camden and Middlesex counties, New Jersey, and had assets of $1.84 billion, deposits of $1.49 billion and stockholders’ equity of $218.8 million.

Under the terms of the merger agreement, 100% of the shares of Roma Financial will be converted into Investors Bancorp common stock.  Each outstanding share of Roma Financial common stock, including shares owned by Roma MHC, will be converted into 0.8653 shares of Investors Bancorp common stock upon completion of the merger. The transaction is valued at $15.00 per Roma Financial common share based on Investors Bancorp’s average closing stock price for the ten-day trading period ending on December 18, 2012.  Shares to be issued to Investors Bancorp MHC, representing the stock held by Roma MHC, would be reissued in a possible future second step conversion by Investors Bancorp. Upon closing of the merger, Investors Bancorp expects to issue 25,875,411 shares of common stock, including 19,541,701 shares to Investors MHC.  The aggregate merger consideration to be received by Roma Financial minority shareholders is $113.5 million.

Three members of Roma Financial Corporation’s board of directors will be appointed to the board of directors of Investors Bank and its holding companies.  The remaining Roma Board members will serve on an Advisory Board.

Under the terms of the merger agreement, Roma MHC will merge into Investors Bancorp, MHC (Investors MHC), with Investors MHC surviving, to be followed by the merger of Roma Financial Corporation into Investors Bancorp, with Investors Bancorp surviving, and the merger of Roma Bank into Investors Bank, with Investors Bank surviving.  Depositors of Roma Bank will become depositors of Investors Bank, and will have the same rights and privileges in Investors MHC as if their accounts had been established in Investors Bank on the date established at Roma Bank. The merger has been approved by each company's board of directors and is anticipated to close in the second quarter of 2013, subject to the approval of Investor Bancorp and Roma Financial shareholders, Roma MHC members, regulatory approvals and other customary closing conditions.

It is anticipated that RomAsia Bank, a subsidiary that is 91% owned by Roma Financial, will merge into Investors Bank.

Kevin Cummings, President and Chief Executive Officer of Investors Bank, stated that, "We are pleased to enter into this partnership with Roma Bank. The Roma Bank branch network complements our presence in Central and Southern New Jersey and provides a strong foothold in the greater Philadelphia market. Roma Bank's customers can look forward to an enhanced array of products and services delivered with the same high level of service Roma Bank provides.”

Mr. Cummings also commented on the merging of two mutual holding companies, “We are excited about the uniqueness of this transaction and this combination of two mutual holding companies. We believe it will enhance the value of a potential second step conversion by Investors Bancorp.”

Peter A. Inverso, President and Chief Executive Officer of Roma Financial Corporation, commented, "Investors is a well-managed, community-oriented institution which, like Roma Bank, distinguishes itself with its focus on customer service. The breadth of Investors' product offerings will allow us to maintain, expand and enhance services and products for our customers."
Michele Siekerka, Chair of the Board of Directors of Roma Financial, added:  “We are all very pleased to be joining with Investors.  This transaction opens up many new opportunities for our shareholders, our community, our employees and our customers.”

Investors Bancorp was advised in this transaction by, Stifel Nicolaus Weisel and received a fairness opinion from RBC Capital Markets, LLC.  Luse, Gorman, Pomerenk & Schick, P.C. acted as legal counsel to Investors Bancorp.  Sandler O’Neill + Partners, L.P. acted as financial advisor to Roma Financial Corporation and Spidi & Fisch, P.C. acted as its legal counsel.

Conference Call / Investor Presentation

Investors Bancorp, Inc. will hold a conference call regarding this announcement on Thursday, December 20, 2012 at 8:30 a.m. eastern time.  The toll-free dial-in number is: 888-317-6016.  A telephone replay will be available on December 21, 2012 from 1:00 p.m. (ET) through March 21, 2013, 9:00 a.m. (ET). The replay number is 877-344-7529 password 10022723.  The conference call will also be simultaneously webcast on the Company's website www.myinvestorsbank.com and archived for one year. A copy of the investor presentation will be available on the Company's website www.myinvestorsbank.com.

About Investors Bancorp

Investors Bancorp, Inc. is the holding company for Investors Bank, which operates from its corporate headquarters in Short Hills, New Jersey, and over one hundred branch offices located throughout northern and central New Jersey and New York.

About Roma Financial Corporation

Roma Financial Corporation is the holding company of Roma Bank, a community bank headquartered in Robbinsville, New Jersey, and RomAsia Bank headquartered in South Brunswick, New Jersey. Roma Bank operates branch locations in Mercer, Burlington, Camden and Ocean counties in New Jersey. RomAsia Bank has two branch locations in Middlesex County, New Jersey.

Forward Looking Statements

This press release may contain forward-looking statements regarding Investors Bancorp Inc. and Roma Financial Corporation.  These statements constitute forward-looking information within the definition of the Private Securities Litigation Reform Act of 1995.

Actual results may differ materially from any forward-looking statements expressed in this press release, since forward-looking information involves significant known and unknown risks, uncertainties and other factors. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: failure to satisfy the conditions to closing for the proposed merger in a timely manner or at all; failure of the Roma Financial or Investors stockholders to approve the proposed merger; failure to obtain the necessary governmental approvals for the proposed merger or adverse regulatory conditions in connection with such approvals; disruption to the parties’ businesses as  a result of the announcement and pendency of the transaction; difficulties related to the integration of  the businesses following the merger; competitive pressures among depository and other financial  institutions; changes in the interest rate environment; and changes in general economic conditions, either nationally or regionally.  For a discussion of additional factors that might cause such differences, please refer to Investors Bancorp’s and Roma Financial’s public filings with the Securities and Exchange Commission. These are available online at http://www.sec.gov.  Neither Investors Bancorp nor Roma Financial undertakes to update any forward-looking statements made in this press release to reflect new information, future events or otherwise.

Investors will be filing a registration statement on Form S-4 containing a joint proxy statement/prospectus and other documents regarding the proposed transaction with the SEC.

Investors and Roma Financial stockholders and investors are urged to read the joint proxy statement/prospectus when it becomes available, because it will contain important information about Investors and Roma Financial and the proposed transaction.

When available, copies of the joint proxy statement/prospectus will be mailed to stockholders.  Copies of the joint proxy statement/prospectus also may be obtained free of charge at the SEC’s web site at http://www.sec.gov, or by directing a request to Investors Bancorp, Inc., Attention: Corporate Secretary, 101 JFK Parkway Short Hills, New Jersey 07078, or on its website at www.myinvestorsbank.com, or to Roma Financial Corporation, Attention: Corporate Secretary, 2300 Route 33, Robbinsville, New Jersey 08691 or on its website at www.romabank.com.  Copies of other documents filed by Investors or Roma Financial with the SEC may also be obtained free of charge at the SEC’s website or by directing a request to Investors or Roma Financial at the address provided above.

Investors Bancorp, Inc. and Roma Financial Corporation and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Investors and Roma Financial in connection with the proposed merger. Information about the directors and executive officers of Investors is set forth in the proxy statement, dated April 14, 2012, for Investors’ 2012 annual meeting of stockholders, as filed with the SEC on Schedule 14A.  Information about the directors and executive officers of Roma Financial is set forth in the proxy statement, dated March 14, 2012, for Roma Financial’s 2012 annual meeting of stockholders, as filed with the SEC on Schedule 14A.  Additional information regarding the interests of such participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus included in the Form S-4 when it becomes available.  This press release does not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.